SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

/X/  Preliminary Information Statement

/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

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                       The Preferred Group of Mutual Funds
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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previously. Identify the previous filing by registration statement number, or
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

                            THE PREFERRED VALUE FUND
                 a series of The Preferred Group of Mutual Funds

                              INFORMATION STATEMENT

                                  March 1, 2006

                               GENERAL INFORMATION

         This information statement, which is first being mailed to shareholders on or about March 1, 2006, is distributed in connection with an action to be taken by written consent of the Majority Shareholder (as defined below) of the Preferred Value Fund (the "Fund"), a series of The Preferred Group of Mutual Funds (the "Trust"), on or about March 29, 2006, all as more fully described below. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Trustees have set February 17, 2006 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this information statement. As of the Record Date, ___________ shares of the Fund were outstanding. Information concerning shareholders who were known to be the record owners of more than 5% of the Fund's shares as of the Record Date is set forth below.

   ------------------------------------------- --------------------------- --------------------------
   NAME                                             NUMBER OF SHARES          PERCENT OF THE FUND
   ------------------------------------------- --------------------------- --------------------------
   Caterpillar Investment Trust 401(k) Plan           ___________                ___________%
   ("Majority Shareholder")
   ------------------------------------------- --------------------------- --------------------------
   Empire Savings Plan                                ___________                ___________%
   ------------------------------------------- --------------------------- --------------------------

         The address of the Majority Shareholder is 100 N.E. Adams Street, Peoria, Illinois 61629 and the address of Empire Savings Plan is
___________________________________.

         As of the Record Date, the Trustees and President of the Trust owned the following shares of the Fund:

    -------------------------------- ------------------------- ----------------------------------------------------
    NAME AND ADDRESS OF                  NUMBER OF SHARES                           NATURE OF
    BENEFICIAL OWNER                   BENEFICIALLY OWNED*                    BENEFICIAL OWNERSHIP
    -------------------------------- ------------------------- ----------------------------------------------------
    Gary M. Anna                          ___________**                Shared voting and investment power
    1501 W. Bradley Avenue
    Peoria, IL  61625
    -------------------------------- ------------------------- ----------------------------------------------------
    William F. Bahl                        ___________                  Sole voting and investment power
    212 E. Third Street
    Suite 200
    Cincinnati, OH  45202
    -------------------------------- ------------------------- ----------------------------------------------------
    David L. Bomberger                     ___________                  Sole voting and investment power
    411 Hamilton Boulevard
    Suite 1200
    Peoria, IL  61602-1104
    -------------------------------- ------------------------- ----------------------------------------------------

    -------------------------------- ------------------------- ----------------------------------------------------
    Dixie L. Mills                         ____________                 Sole voting and investment power
    Illinois State University
    Campus Box 5500
    Normal, IL  61761
    -------------------------------- ------------------------- ----------------------------------------------------

* As of the Record Date, each of the Trustees and the President of the Trust owned less than 1% of the Fund's outstanding shares, and the Trustees and the President of the Trust as a whole owned less than 1% of the Fund's outstanding shares.

**       Includes ___________ shares beneficially owned by Bradley University
(the "Bradley Shares"). As Vice President for Business Affairs and Treasurer of Bradley University, Mr. Anna may be deemed to share beneficial ownership of the Bradley Shares. Mr. Anna disclaims beneficial ownership of the Bradley Shares.

         Caterpillar Investment Management Ltd. ("CIML") serves as manager to the Fund. Caterpillar Securities Inc. ("CSI"), a wholly-owned subsidiary of CIML, serves as the Trust's distributor. The address of the principal executive offices of each of the Trust, CIML and CSI is 411 Hamilton Blvd., Suite 1200, Peoria, IL 61602.

         FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN ITS MOST RECENT ANNUAL AND SEMIANNUAL REPORTS TO SHAREHOLDERS, EACH OF WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE PREFERRED GROUP OF MUTUAL FUNDS, P.O. BOX 8320, BOSTON, MA 02266-8320 OR BY TELEPHONING 1-800-662-4769.

         PROPOSED AGREEMENT. CIML has proposed that Barrow, Hanley, Mewhinny & Strauss, Inc. ("Barrow Hanley") serve as subadviser to a portion of the Fund pursuant to a subadvisory agreement with CIML (the "Proposed Agreement"). As described more fully below in "Description of Proposed Agreement - Interim Subadviser Agreement," Barrow Hanley assumed full subadvisory responsibility for its portion of the Fund on January 1, 2006 pursuant to an interim subadviser agreement (the "Interim Subadviser Agreement") that is expected to terminate upon the earlier to occur of the following: (i) the effectiveness of a subadviser agreement between CIML and Barrow Hanley approved by the affirmative vote of a majority of the outstanding voting securities of the Fund (i.e., the Proposed Agreement); or (ii) the close of business on May 30, 2006. In order for Barrow Hanley to serve as subadviser for the Fund following the termination of the Interim Subadviser Agreement, the Investment Company Act of 1940, as amended (the "1940 Act"), requires approval of the Proposed Agreement by both the Trust's Board of Trustees and the Fund's shareholders. Shareholder approval of the Interim Subadviser Agreement was not required under the 1940 Act.

         Barrow Hanley and Lord, Abbett & Co. LLC ("Lord Abbett") each currently manage approximately one-half of the Fund's assets (although these proportions may vary due to differential performance). All amounts received by the Fund for sales of its shares are split evenly between Barrow Hanley and Lord Abbett. Similarly, all amounts paid by the Fund for redemptions of its shares are split evenly between Barrow Hanley and Lord Abbett.

         The Proposed Agreement was approved (to be effective upon shareholder approval) by a majority of the Trustees, each of whom is not an "interested person" (as defined in the 1940 Act) of the Trust or any party to the Proposed Agreement, on November 29, 2005. The Trustees have recommended approval of the Proposed Agreement by shareholders, and the Majority Shareholder has indicated on a preliminary basis that it intends to grant such approval by written consent.

         A description of the Proposed Agreement and the services to be provided thereunder is set forth below under "Description of Proposed Agreement." Such description is qualified in its entirety by reference to the form of the Proposed Agreement set forth in Appendix A to this Information Statement. Additional information about CIML and Barrow Hanley is set forth below under "Other Information."

                        DESCRIPTION OF PROPOSED AGREEMENT

         REPLACEMENT OF SUBADVISER. In the fourth quarter of 2005, Pacific Financial Research Inc. ("PFR"), subadviser to a portion of the Fund, announced its intention to reorganize with its affiliate, Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow Hanley"), on or about January 1, 2006. The reorganization was part of a succession planning process to address the decision by James H. Gipson, Michael C. Sandler and Bruce G. Veaco, three of the Fund's portfolio managers, to leave PFR on December 31, 2005. As a result of this restructuring, the subadviser agreement between CIML and PFR would terminate as a matter of law. Based on the foregoing, CIML recommended, and the Board of Trustees on November 29, 2005 approved, the termination of the Fund's subadvisory agreement with PFR (effective December 31, 2005) and its replacement with (i) the Interim Subadviser Agreement (fully effective January 1, 2006) and (ii) the Proposed Agreement (to be effective shortly following shareholder approval, such effectiveness expected to be March 29, 2006).

         PROPOSED AGREEMENT. Under the Proposed Agreement, Barrow Hanley receives a fee from CIML based on the Fund assets that it manages (the "Barrow Hanley Fund Assets") together with any other assets managed or advised by Barrow Hanley relating to Caterpillar Inc. or any of its affiliates. (The Barrow Hanley Fund Assets together with such other assets are collectively referred to as the "Barrow Hanley Combined Assets.") The subadvisory fee is calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Barrow Hanley Combined Assets at the annual rate of 0.75% of the first $10 million of Barrow Hanley Combined Assets, 0.50% of the next $15 million of Barrow Hanley Combined Assets, 0.25% of the next $175 million of Barrow Hanley Combined Assets, 0.20% of the next $600 million of Barrow Hanley Combined Assets, 0.15% of the next $200 million of Barrow Hanley Combined Assets and 0.125% of Barrow Hanley Combined Assets over $1 billion. This amount is then allocated based upon the ratio of Barrow Hanley Fund Assets to Barrow Hanley Combined Assets. If the Proposed Agreement had been in effect during the year ended December 31, 2005, CIML would have paid Barrow Hanley $_______, which is ______% of the fee CIML paid to PFR for the same period in respect of such assets of the Fund (assuming Barrow Hanley Combined Assets would have been the same as the Combined PFR Assets (as defined below) during the period).

         The Proposed Agreement provides that, subject to the supervision of CIML and the Trustees, Barrow Hanley will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Proposed Agreement would also require Barrow Hanley to furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel, required for them to execute their duties thereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including assistance in obtaining and verifying prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act"), the Proposed Agreement provides that Barrow Hanley may cause the Fund to pay a broker-dealer which provides "brokerage and research services" (as defined in the 1934 Act) to Barrow Hanley an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction.

         The Proposed Agreement provides that it will continue in effect for an initial term of two years from the date of execution (which is expected to be as of March 29, 2006) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all subadvisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. The Proposed Agreement terminates automatically in the event of assignment or the termination of the management contract between CIML and the Trust, and may be terminated without penalty by the Trust (through action of the Trust's Board of Trustees or a majority of the outstanding voting securities of the Fund) at any time, on written notice to CIML and Barrow Hanley, by CIML on sixty days' written notice to Barrow Hanley and by Barrow Hanley on ninety days' written notice to CIML. To the extent required by the 1940 Act, the Proposed Agreement may be amended only by the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund.

         The Proposed Agreement provides that Barrow Hanley shall not be subject to any liability to the Trust, the Fund or CIML, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         PFR SUBADVISER AGREEMENT. Except for the parties, dates and fees, there are no material differences between the Proposed Agreement and the subadvisory agreement between PFR and CIML with respect to the Fund (the "PFR Agreement") dated February 1, 2003. The Majority Shareholder approved the PFR Agreement on February 1, 2003. The Trustees of the Trust last approved the continuance of the PFR Agreement on May 1, 2005 and approved the termination (effective December 31, 2005) of the PFR Agreement on November 29, 2005. Under the PFR Agreement, PFR received a fee from CIML based on the Fund assets (the "PFR Fund Assets") together with any other assets managed or advised by PFR relating to Caterpillar Inc. or any of its affiliates. (The PFR Fund Assets together with such other assets are collectively referred to as the "Combined PFR Assets.") The subadvisory fee was calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Combined PFR Assets at the annual rate of 0.90% of the first $10 million of Combined PFR Assets, 0.70% of the next $10 million of such assets, 0.50% of the next $480 million of such assets, and 0.40% of such assets in excess of $500 million. This amount was then allocated based upon the ratio of PFR Fund Assets to Combined PFR Assets. For the fiscal year ended June 30, 2005, the total investment advisory fee paid to PFR with respect to the Fund was approximately $_____________.

         INTERIM SUBADVISER AGREEMENT. There are no material differences between the Interim Subadviser Agreement and the Proposed Agreement, except the Interim Subadviser Agreement (i) provides for the commencement of full subadvisory responsibilities on January 1, 2006, (ii) will terminate automatically upon the earlier to occur of (A) the effectiveness of a subadviser agreement between CIML and Barrow Hanley approved by the affirmative vote of a majority of the outstanding voting securities of the Fund or (B) the close of business on May 30, 2006, (iii) cannot be terminated by Barrow Hanley or CIML, (iv) effective November 29, 2005 through December 31, 2005, required Barrow Hanley to provide CIML with assistance in transitioning the composition of the Fund's holdings and
(v) provides for
compensation of Barrow Hanley at the lower of the rates described above for the Proposed Agreement and the rates that were paid to PFR under the PFR Agreement (based on the Barrow Hanley Combined Assets and Barrow Hanley Fund Assets). The Trustees of the Trust approved the Interim Subadviser Agreement on November 29, 2005.

                       DESCRIPTION OF MANAGEMENT CONTRACT

         MANAGEMENT CONTRACT. CIML serves as manager of the Fund pursuant to a management contract (the "Management Contract") between the Trust and CIML dated as of February 1, 2003. The Majority Shareholder of the Fund approved the Management Contract on February 1, 2003, in connection with a change in the management fee, and the Trustees of the Trust last approved the continuance of the Management Contract at a meeting held on May 1, 2005.

         Under the Management Contract, subject to the control of the Trustees, CIML has agreed to furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Management Contract expressly permits advisory services to be delegated to and performed by a subadviser. CIML also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of the officers and Trustees of the Trust who are affiliated with CIML.

         Under the Management Contract, the Fund pays CIML a monthly fee based on average net assets of the Fund at an annual rate of 0.90% of such average net assets. For the fiscal year ended June 30, 2005, the Fund paid CIML $2,947,246. Under the Management Contract, the Fund bears all expenses of the Fund not expressly assumed by CIML. CIML's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale.

         As permitted by Section 28(e) of the 1934 Act, the Management Contract provides that CIML may cause the Fund to pay a broker-dealer which provides brokerage and research services to CIML an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction.

         The Management Contract provides that it will continue in effect for an initial term of two years from the date of execution (which was February 1, 2003) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all advisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund. The Management Contract terminates automatically in the event of assignment, and may be terminated without penalty by either party on not more than sixty days' written notice.

         The Management Contract provides that CIML shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         EXIT OF INVESTMENT MANAGEMENT BUSINESS. In October 2005, Caterpillar Inc. ("Caterpillar"), the parent company of CIML, announced that it had made a strategic business decision to exit the investment management business. In connection with this decision, Caterpillar also announced that it intended to review and select new investment options to replace the Trust's constituent series (collectively, the "Funds"), including the Fund, for the retirement and investment plans that Caterpillar offers its employees. At that time, Caterpillar announced that it expected such exit of the investment management business to be completed within one year.

         In order to minimize any possible impact on the Funds of this announcement, CIML agreed to waive its compensation (and, to the extent necessary, CIML and Caterpillar agreed to bear other expenses of a Fund) to the extent that total annual fund operating expenses of a Fund exceeded the average total expense ratio of each Fund for its most recently completed fiscal year.

         At a meeting held on February 16, 2006, the Board of Trustees of the Trust approved an Agreement and Plan of Reorganization pursuant to which the Fund will reorganize with and into the T. Rowe Price Value Fund, a fund advised by T. Rowe Price Associates, Inc., subject to, among other conditions, shareholder approval and approval by the directors of the T. Rowe Price Value Fund.

         It is expected that the closing date (the "Closing Date") of the reorganization will be on or about June 19, 2006 and that such reorganization will take place by means of a transfer by the Fund of all or substantially all of its net assets to the T. Rowe Price Value Fund in exchange shares ("Merger Shares") of the T. Rowe Price Value Fund. The exchange, which will be effected at the net asset value of the T. Rowe Price Value Fund , will be followed immediately by the distribution of Merger Shares to the Fund's shareholders, in liquidation of the Fund. Accordingly, shareholders of the Fund will become shareholders of the T. Rowe Price Value Fund by effectively having their Fund shares exchanged for Merger Shares of equal value.

                               SHAREHOLDER CONSENT

         Approval of the Proposed Agreement will require the consent of a majority of the outstanding voting securities of the Fund, which means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholder has indicated that, as permitted by the Trust's by-laws, it intends to execute a consent to be effective on or about March 29, 2006, which would by itself constitute the necessary shareholder approval under the 1940 Act. No action is required to be taken by you as a shareholder of the Fund; this Information Statement is furnished to you for your information only in light of relevant federal securities laws.

                                OTHER INFORMATION

         BOARD APPROVAL OF PROPOSED AGREEMENT. The Board of Trustees considered and approved the Proposed Agreement at a meeting held on November 29, 2005. The Trustees considered all information they deemed reasonably necessary to evaluate the terms of the Proposed Agreement. This information included, among other items, (i) information regarding the investment performance of accounts managed by Barrow Hanley with a similar investment objective to the Fund, as compared to the prior performance of the Fund and to relevant performance benchmarks, (ii) information regarding the subadvisory fees to be payable under the Proposed Agreement and information about any applicable fee waivers and "breakpoints" as well as information concerning fees paid to Barrow Hanley with regard to other accounts managed by Barrow Hanley with a similar investment objective to the Fund and fees paid to PFR under the PFR Agreement, and (iii) information obtained through a questionnaire completed by Barrow Hanley.

The Board of Trustees may also consider other material facts, including, among other things, (i) Barrow Hanley's financial results and financial condition,
(ii) the Fund's investment objective and the strategies to be applied by Barrow Hanley in managing the Fund and the size, education and experience of Barrow Hanley's investment staff and trading efficiency as well as their use of technology and external research, (iii) Barrow Hanley's procedures regarding the allocation of brokerage, including the use of "soft" commission dollars to pay for research and other similar services, (iv) the resources devoted to, and the record of compliance with, Barrow Hanley's compliance program, including its policies on personal securities transactions, and (v) the economic outlook generally and for the mutual fund industry in particular. Throughout the process, the Trustees were afforded the opportunity to ask questions of and request additional materials from Barrow Hanley.

         In connection with their review, the Board of Trustees received assistance and advice, including a written memorandum, regarding the legal standards applicable to the consideration of the Proposed Agreement from counsel to the Trust and the Independent Trustees. The Trustees discussed the Proposed Agreement with representatives of CIML and Barrow Hanley, and in private sessions with legal counsel at which no representatives of CIML or Barrow Hanley were present. In considering whether to approve the Proposed Agreement, the Board of Trustees did not identify any single factor as determinative and each Trustee attributed different weights to the various factors. Matters considered by the Trustees in connection with their approval of the Proposed Agreement included the following:

         THE NATURE, EXTENT AND QUALITY OF THE SERVICES TO BE PROVIDED TO THE FUND UNDER THE PROPOSED AGREEMENT. The Trustees considered the nature and extent of the services to be provided by Barrow Hanley to the Fund and the resources to be dedicated to the Fund by Barrow Hanley. Barrow Hanley will formulate its portion of the Fund's investment strategy (subject to the terms of the prospectus), analyze economic trends, evaluate the risk/return characteristics of its portion of the Fund, construct its portion of the Fund's portfolio, monitor the investment performance of its portion of the Fund, and report to the Board. The Trustees considered information concerning the investment philosophy and investment process to be used by Barrow Hanley in managing the Fund. In this context, the Trustees considered the in-house research capabilities of Barrow Hanley as well as other resources available to Barrow Hanley, including research services available to Barrow Hanley as a result of securities transactions effected for the Fund and other investment advisory clients of Barrow Hanley. The Trustees considered not only the advisory services to be provided by Barrow Hanley to the Fund, but also the monitoring and oversight services provided by CIML with respect to the Fund. The Trustees considered the managerial and financial resources available to Barrow Hanley and concluded that they would be sufficient to meet any reasonably foreseeable obligations under the Proposed Agreement.

         The Trustees also considered the quality of the services to be provided by Barrow Hanley and the quality of the resources that would be available to the Fund. The Trustees were advised that the standard of care under the Proposed Agreement was comparable to that found in many investment advisory agreements. The Trustees considered the experience and professional qualifications of the personnel of Barrow Hanley and the size and functions of its staff, as well as the reputation of Barrow Hanley. The Trustees considered the complexity of managing the Fund relative to other types of funds.

         The Trustees concluded that the services to be provided by Barrow Hanley should benefit the Fund and its shareholders and also concluded that the investment philosophy, process, and research capabilities of Barrow Hanley would be appropriate for the Fund, given its investment objective and policies. The Trustees concluded that the scope of the services to be provided to the Fund by Barrow Hanley were consistent with the Fund's operational requirements, including, in addition to its investment objective, compliance with the Fund's investment restrictions and tax and reporting requirements. The Trustees concluded, within the context of their overall conclusions regarding the Proposed Agreement, that the nature, extent and quality of services to be provided, supported the approval of the Proposed Agreement.

         INVESTMENT PERFORMANCE OF THE FUND AND BARROW HANLEY. As noted above, the Trustees received information about the performance of accounts managed by Barrow Hanley with a similar investment objective to the Fund and compared such performance to the prior performance of the Fund and to relevant performance benchmarks. The Trustees reviewed performance over various time periods, including one-, three-, five- and ten-year periods, performance under different market conditions and during different phases of the market cycle and the volatility of Barrow Hanley's returns. After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the Proposed Agreement, that the performance of the accounts managed by Barrow Hanley with a similar investment objective to the Fund was sufficient to merit approval of the Proposed Agreement.

         THE COSTS OF THE SERVICES TO BE PROVIDED BY BARROW HANLEY. The Trustees considered the fees to be payable under the Proposed Agreement. This information included comparisons (provided by Barrow Hanley) of the Fund's proposed subadvisory fee to those charged by Barrow Hanley to other accounts with a similar investment objective to the Fund as well as the fees paid to PFR under the PFR Agreement. The Trustees also took into account the anticipated demands, complexity and quality of the investment management of the Fund. The Trustees also considered the breakpoints to be provided in the Proposed Agreement between CIML and Barrow Hanley as well as CIML's agreement to voluntarily waive 0.15% of its management fee for the Fund. The Trustees also noted CIML's and Barrow Hanley's stated justification for the fees to be payable by the Fund, which included information about the services to be provided to the Fund.

            The Trustees also considered the compensation directly or indirectly to be received by Barrow Hanley from its relationship with the Fund. The Trustees noted that CIML (and not the Fund) would pay Barrow Hanley from its advisory fees. Because it was not possible to determine the profitability that Barrow Hanley might achieve with respect to its portion of the Fund, the Trustees did not make any conclusions regarding Barrow Hanley's profitability.

         After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the Proposed Agreement, that the subadvisory fees to be charged to the Fund were fair and reasonable, and that the anticipated costs of these services generally supported the approval of the Proposed Agreement.

         ECONOMIES OF SCALE. The Trustees considered the potential realization of economies of scale in the provision of services by Barrow Hanley and whether those economies would be shared with the Fund. The Trustees noted that the Proposed Agreement contains fee breakpoints. However, CIML, rather than the Fund, would benefit from any economies of scale because CIML's management agreement with the Fund does not contain fee breakpoints. In this regard, the Trustee considered CIML's agreement to voluntarily waive 0.15% of its management fee and also considered that fees to be paid by CIML to Barrow Hanley would be based not only on Fund assets, but also defined benefit ERISA plan assets of, and certain investment products sponsored by, Caterpillar Inc. In considering these issues, the Trustees also took note of the costs of the services to be provided by Barrow Hanley as discussed above.

         After reviewing these and related factors, the Trustees considered, within the context of their overall conclusions regarding the Proposed Agreement, that the extent to which economies of scale would be shared with the Fund supported the approval of the Proposed Agreement.

         ADDITIONAL CONSIDERATIONS. The Trustees also considered possible conflicts of interest associated with the provision of investment advisory services by Barrow Hanley to other clients. The Trustees considered the procedures of Barrow Hanley designed to fulfill their fiduciary duties to advisory clients with respect to possible conflicts of interest, including the codes of ethics, the integrity of the systems in place to ensure compliance with the foregoing, and the record of Barrow Hanley in these matters. The Trustees also received and considered information concerning procedures of Barrow Hanley with respect to the execution of portfolio transactions.

         CONCLUSION. Based on their evaluation of all factors that they deemed to be material in the exercise of their reasonable business judgment, including those factors described above, and assisted by the advice of independent counsel, the Trustees concluded that the Proposed Agreement should be approved.

         AFFILIATED BROKERS. During the fiscal year ended June 30, 2005, the Fund placed orders for the purchase and sale of securities with J.P. Morgan Securities, Inc., an affiliate of J.P. Morgan Investment Management Inc. ("Morgan"), Legg Mason Wood Walker Inc., an affiliate of Western Asset Management Company ("Western") and Wachovia Securities, LLC, an affiliate of Jennison Associates LLC ("Jennison"). Morgan, Western and Jennison serve as subadvisers for the Preferred Money Market, the Preferred Fixed Income and the Preferred Large Cap Growth Funds, respectively, each a series of the Trust.

Fiscal year ended June 30, 2005:


                                              Amount of Brokerage                    % of Fund's Aggregate
         Affiliated Broker                       Commissions                         Brokerage Commissions

         J.P. Morgan Securities, Inc.                $4,198                                  2.13%
         Legg Mason Wood Walker, Inc.                $2,947                                  1.49%
         Wachovia Securities, LLC                    $1,196                                  0.61%

         CIML. CIML is a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc., a Delaware corporation. The directors and principal executive officer of CIML are: David L. Bomberger, President and Director; Fred L. Kaufman, Treasurer and Director; and Matthew J. Patterson, Chief Compliance Officer and Director. The principal occupation of each of CIML's directors and principal executive officer is as a director and executive officer of CIML and/or certain of its corporate affiliates. Mr. Bomberger also serves as President of the Trust. In addition, Mr. Kaufman serves as Vice President and Treasurer of the Trust, and Mr. Patterson serves as Clerk and Chief Compliance Officer of the Trust.

         The address of the principal executive offices of CIML and Messrs. Bomberger and Kaufman is 411 Hamilton Blvd., Suite 1200, Peoria, IL 61602. The address of the principal executive offices of Caterpillar Inc. and Mr. Patterson is 100 N.E. Adams Street, Peoria, Illinois 61629.

         BARROW HANLEY. Barrow Hanley is a Nevada corporation. The directors and principal executive officer of Barrow Hanley are: James P. Barrow, President and Director; and Scott Powers, Director. The principal occupation of Mr. Barrow is as a director, executive officer and portfolio manager. The principal occupation of Mr. Powers is as Chief Executive Officer of Old Mutual (US) Holdings, Inc. Barrow Hanley provides investment advice to mutual funds and other entities. In addition, it is a wholly-owned subsidiary of Old Mutual (US) Holdings Inc., which is a wholly-owned subsidiary of Old Mutual plc, a United Kingdom-based financial services group.

         The address of the principal executive offices of Barrow Hanley and Mr. Barrow is 2200 Ross

Avenue, 31st Floor, Dallas, Texas 75201. The address of the principal executive offices of Old Mutual (US) Holdings Inc. and Mr. Powers is 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02116. The addresses of the principal executive offices of Old Mutual plc is Old Mutual Place, 2 Lambeth Hill, London, EC4V 4GG.

         OTHER INVESTMENT COMPANIES. Barrow Hanley provides investment advisory services to other investment companies, the investment objective of which might be deemed similar to that of the Fund. Information with respect to such other investment companies is included in the table below.

       -------------------------------------------- --------------------- ------------------------------------------
       NAME                                         SIZE1                 COMPENSATION (AS A PERCENTAGE OF AVERAGE
                                                                          DAILY NET ASSETS)2
       -------------------------------------------- --------------------- ------------------------------------------
       American Beacon Large Cap Value Fund               $457.8 million
       -------------------------------------------- ---------------------
       American Independence Stock Fund                    $97.1 million
       -------------------------------------------- ---------------------
       F&C Investment Trust                               $226.8 million
       -------------------------------------------- ---------------------
       Guidestone Funds                                   $397.3 million
       -------------------------------------------- ---------------------
       Integra U.S. Value Growth Fund                      $25.9 million
       -------------------------------------------- ---------------------
       Old Mutual Asset Allocation Balanced Fund            $4.0 million     0.75% on the first $10 million,
       -------------------------------------------- ---------------------    0.50% on the next $15 million,
       Old Mutual Asset Allocation Conservative             $0.7 million     0.25% on the next $175 million,
       Fund                                                                  0.20% on the next $600 million,
       -------------------------------------------- ---------------------    0.15% on the next $200 million, and
       Old Mutual Asset Allocation Growth Fund              $4.1 million     0.125% above $1 billion
       -------------------------------------------- ---------------------
       Old Mutual Asset Allocation Moderate                 $5.2 million
       Growth Fund
       -------------------------------------------- ---------------------
       OMAM U.S. Value Equity Fund                        $343.4 million
       -------------------------------------------- ---------------------
       Stanlibam Liberty Ermitage Fund                    $104.3 million
       -------------------------------------------- ---------------------
       Vanguard Windsor II                                 $24.0 billion
       -------------------------------------------- ---------------------
       Vanguard Variable Investment Fund                  $658.0 million
       -------------------------------------------- ---------------------
       Vantagepoint Equity Income Fund                    $438.5 million
       -------------------------------------------- --------------------- ------------------------------------------

         OTHER SERVICE PROVIDERS. The Fund's transfer agent and dividend disbursing agent is Boston Financial Data Services, Inc., 2000 Crown Colony Dr., 4th Floor, Quincy, MA 02169. The Fund's custodian is State Street Bank and Trust Company, P.O. Box 1713, Boston, MA 02101. The Fund's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

------------------------
         1 As of December 31, 2005.

         2 Generally, Barrow Hanley large cap value clients (mutual fund, commingled trust and separate account) are on the standard asset-based fee charge schedule shown above. Barrow Hanley has two large, long-term mutual fund client relationships that have negotiated fee schedules based on total assets managed by Barrow Hanley through such client relationships.

                                                                   APPENDIX A

                              PREFERRED VALUE FUND

                              SUBADVISER AGREEMENT

         Subadviser Agreement executed as of ____________, 2006 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. (the "Subadviser").

                                   WITNESSETH:

         That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

         (a) Subject always to the control of the Manager (to the extent contemplated by this Agreement and the Management Contract described in Section 4 hereof) and the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), including the Manager's authority to determine what securities or other property shall be purchased or sold by or for the Preferred Value Fund series of the Trust (the "Fund"), the Subadviser, at its expense, will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

         (b) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

         (c) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall comply with such policies established by the Trustees or the Manager and communicated to the Subadviser in writing and shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees or the Manager may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by
Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

         (d) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.       OTHER AGREEMENTS, ETC.

         It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

         The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

         This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of February 1, 2003 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and, to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

         This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

         (a) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

         (b) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act, and the rules and regulations thereunder, or

         (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

         Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

         Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.       CERTAIN INFORMATION.

         The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

7.       CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.       NONLIABILITY OF SUBADVISER.

         In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.       EXERCISE OF VOTING RIGHTS.

         Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.      NOTICES.

         All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

11.      CONSULTING WITH SUBADVISERS.

         (a) The Subadviser shall not consult with any Preferred Subadviser (other than an affiliated person of the Subadviser) concerning transactions of the Fund in securities or other assets.

         (b) To the extent that multiple Preferred Subadvisers serve as investment advisers of the Fund, the Subadviser shall be responsible for providing investment advice only with respect to such portion of the Fund as may from time to time be determined by the Manager.

         (c) "Preferred Subadviser" means an investment adviser, as defined in Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust. "Preferred Subadviser" shall include an investment adviser that serves as an investment adviser for a series of the Trust pursuant to an agreement between such investment adviser and a Preferred Subadviser.

         IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


                                     CATERPILLAR INVESTMENT MANAGEMENT LTD.


                                     By:
                                         ----------------------------------
                                         Title:


                                     BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.


                                     By:
                                         -------------------------------------
                                         Title:


         The foregoing is accepted by:


                                     THE PREFERRED GROUP OF MUTUAL FUNDS


                                     By:
                                        --------------------------------------
                                        Title:

                                   SCHEDULE A

     1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

     "Fund Assets" shall mean the net assets of the Fund managed by the Subadviser;

     "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) of any assets managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager, (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

     "Combined Assets" shall mean the sum of Fund Assets and Plan Assets; and

     "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

     2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

     3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:

---------------- -------------- ---------------- --------------- ---------------- ---------------
   First $10       Next $15        Next $175       Next $600        Next $200        Over $1
    million         million         million         million          million         billion
---------------- -------------- ---------------- --------------- ---------------- ---------------
     0.75%           0.50%           0.25%           0.20%            0.15%           0.125%
---------------- -------------- ---------------- --------------- ---------------- ---------------
